Exhibit 10.2

AGREEMENT FOR APPOINTMENT OF
TRUSTEE AND TERMINATION OF PLAN

This is an AGREEMENT between the Pension Benefit Guaranty Corporation (“PBGC”) and Ronson Corporation.

RECITALS:
A.	PBGC is a United States government agency established by Title IV of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1301-1461 (“ERISA”).
B.	Ronson Corporation (“Company”) is a corporation organized under the laws of New Jersey, with its principal place of business located in Woodbridge, New Jersey.
C.	The Company maintains the Ronson Corporation Retirement Plan (“Plan”) to provide retirement benefits for certain of its employees. The Plan was established effective July 1, 1960.
D.	The Plan is an employee pension benefit plan to which 29 U.S.C. § 1321(a) applies and is not exempt under 29 U.S.C. § 1321(b). The Plan is therefore covered by Title IV of ERISA.
E.	Ronson Corporation is the administrator of the Plan within the meaning of 29 U.S.C. §§ 1002(16) and 1301(a)(1).
F.	The Company is preparing to sell substantially all of its assets and the assets of each of its three subsidiaries, leaving no ongoing entity to maintain the Plan.
G.	On December 30, 2009, the Company was a contributing sponsor of the Plan within the meaning of 29 U.S.C. § 1301(a)(13).

H.
PBGC has issued to Ronson Corporation a Notice of Determination under 29 U.S.C. § 1342(a) that the Plan will be unable to pay benefits when due, and that the Plan should be terminated under 29 U.S.C. § 1342(c).

NOW THEREFORE, the parties agree:
1.	The Plan is terminated under 29 U.S.C. §1342 (c).
2.	The Plan termination date is December 30, 2009, under 29 U.S.C. § 1348.
3.	PBGC is appointed trustee of the Plan under 29 U.S.C. § 1342 (c).
4.
Ronson Corporation and any other person having possession or control of any records, assets or other property of the Plan shall convey and deliver to PBGC any such records, assets or property in a timely manner.  PBGC reserves all its rights to pursue such records, assets, and other property by additional means, including but not limited to issuance of administrative subpoenas under 29 U.S.C. § 1303.

5.	PBGC will have, with respect to the Plan, all of the rights and powers of a trustee specified in ERISA or otherwise granted by law.

The persons signing this Agreement are authorized to do so.  The Agreement will take effect on the date the last person signs below.

Ronson Corporation, Plan Administrator

Dated: July 8, 2010	By:	/s/ Daryl Holcomb
Daryl Holcomb
Vice President & Chief Financial Officer

PENSION BENEFIT GUARANTY CORPORATION

Dated: July 12, 2010	By:	/s/ Minah Kim
Auditor